Exhibit 10.2

LOAN AGREEMENT

by and between

THE OAKS BRADENTON, LLC,
a Delaware limited liability company, as Borrower

and

THE PRIVATEBANK AND TRUST COMPANY,
an Illinois banking association, as Lender

Chicago, Illinois

Dated as of: May 1, 2009

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”), is dated as of May 1, 2009 by and between THE OAKS BRADENTON, LLC, a Delaware limited liability company (“Borrower”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking association, its successors and assigns (“Lender”).

R E C I T A L S:

WHEREAS, Borrower proposes to acquire the property described in Exhibit A attached hereto, which is improved with the assisted living facility known as Windsor Oaks located at 2614 43rd Street West, Bradenton, Manatee County, Florida 34209 (the “Premises”). Borrower has applied to Lender for the Loan (as hereinafter defined) for the purpose of acquiring the Premises, and Lender is willing to make the Loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

ARTICLE 1
INCORPORATION AND DEFINITIONS

1.1           Incorporation and Definitions.  The foregoing recitals and all exhibits hereto are hereby made a part of this Agreement.  The following terms shall have the following meanings in this Agreement:

Advances:  The direct advance, payment or loan of any amount made by or on behalf of Borrower to any member of Borrower.

Borrower: The Oaks Bradenton, LLC, a Delaware limited liability company,

Borrower’s Knowledge:  The actual knowledge of any officer of Borrower, the Member, the general partner of Member (the “GP”), and/or the general partner of the GP.

Capital Expenditures: All expenditures relating to the Premises which, in accordance with GAAP would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

Capital Lease:  As to any Person, a lease of any interest in any kind of property or asset relating to the Premises, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the balance sheet of the Borrower prepared in accordance with GAAP.

CD: The certificate of deposit dated of even date herewith, executed by the Borrower as maker and assigned to Lender, in the amount of $360,000.00.

CD Loan:  The loan made by Lender to Borrower under this Agreement in the original principal amount of $360,000.00 further evidenced by the CD Note.

CD Note:  The promissory note dated of even date herewith, executed by the Borrower as maker and payable to the order of Lender, in the amount of $360,000.00.

Commitment Fee: Twenty-Four Thousand and 00/100 Dollars ($24,000.00), which amount shall be paid by Borrower on the Loan Opening Date.

Debt Service: For any period, the principal and interest required to be paid on all Indebtedness of Borrower for such period.

Debt Service Coverage Ratio/DSCR:  The quotient of the following: (a) Borrower’s EBITDA divided by (b) Debt Service.  DSCR shall be calculated by Lender based on the financial information provided to Lender by Borrower and independently verified by Lender and the calculations so verified shall be final and binding upon Borrower and Lender.

Default Rate:  As defined in the Note.

Depreciation: The total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Borrower’s financial statement determined in accordance with GAAP.

Distribution:  The direct or indirect payment of any dividend, payment or distribution of cash flow or proceeds of any capital transaction, or any “Distribution” as that term is defined in the Operating Agreement, by the Borrower to any member of the Borrower as set forth in the Operating Agreement.

EBITDA:  For any period, the sum of the following arising out of the Premises (a) Net Income (excluding extraordinary and unusual items and income or loss attributable to equity in any affiliated corporation or Subsidiary) for such period, plus (b) Interest Charges, plus (c) federal and state income taxes for such period, plus (d) Depreciation for such period, plus (e) non-cash management compensation expense, plus (f) all other non-cash charges for such period. For purposes of calculating the EBITDA of the Tenant, the greater of the actual management fee or 5.0% of Tenant revenues shall be used, regardless of actual management fees paid.

EBITDAR:    For any period, the sum of the following arising out of the Premises:  (a) Net Income (excluding extraordinary and unusual items and income or loss attributable to equity in any affiliated corporation or Subsidiary) for such period, plus (b) Interest Charges, plus (c) federal and state income taxes for such period, plus (d) Depreciation for such period, plus (e) non-cash management compensation expense, plus (f) all other non-cash charges for such period, plus (g) rent expense paid to Borrower under the Lease. For purposes of calculating the EBITDAR of the Tenant, the greater of the actual management fee or 5.0% of Tenant revenues shall be used, regardless of actual management fees paid.

Emergency:  An unforeseen combination of circumstances or the resulting state that calls for immediate action in order to maintain or preserve the status quo of the physical, operational or financial condition of the Premises or of Borrower’s interests therein.

Environmental Indemnity Agreement:  That certain Environmental Indemnity Agreement of even date herewith from Borrower and Guarantor in favor of Lender.

Environmental Laws:  As defined in the Environmental Indemnity Agreement.

Environmental Reports:  The environmental studies and reports identified on Exhibit B attached to the Environmental Indemnity Agreement.

Event of Default:  One or more of the events or occurrences referred to in Article 10 of this Agreement.

Fixed Charge Coverage Ratio:  The quotient of the following: (a) Borrower’s EBITDA less unfinanced Capital Expenditures less Distributions less taxes divided by (b) Debt Service.

GAAP:  shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

Guarantor:  The Oaks Bradenton TRS, LLC, a Delaware limited liability company.

Hazardous Materials:  As defined in the Environmental Indemnity Agreement.

Indebtedness:  Any obligation for borrowed money or credit extended, including any guaranty by the Borrower, or any installment sale or Capital Lease obligation, incurred or assumed by Borrower including the indebtedness evidenced by this Loan Agreement and the Loan Documents.

Interest Charges:  For any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Interest Rate Agreements.

Interest Rate Agreements: shall mean any interest rate protection agreement, interest rate swap or other interest rate hedge arrangement (other than any interest rate cap or other similar agreement or arrangement pursuant to which a Person has no credit exposure to the Lender) to or under which the Person is a party or beneficiary.

Land:  That certain parcel or parcels of real estate legally described in Exhibit A to this Agreement, together with all improvements presently located thereon and all easements and other rights appurtenant thereto.

Lease:  The Lease between the Tenant and Borrower for the Premises, a copy of which is attached to the Tenant Estoppel Certificate, together with any and all occupancy agreements, leases, licenses or agreements for use of any part of the Premises.

Lender:  The PrivateBank and Trust Company, an Illinois banking association.

Loan; Loans: The Mortgage Loan and the CD Loan, and each of them, made pursuant to this Agreement, and both of them collectively.

Loan Amount: (a) Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00) for the Mortgage Loan, and (b) Three Hundred Sixty Thousand and 00/100 Dollars ($360,000.00) for the CD Loan.

Loan Documents:  This Agreement, the Notes, the Mortgage, and any other documents specified in Article 4 hereof and any other instruments relating to, evidencing, securing or guarantying obligations of Borrower under the Loan.

Loan Expenses: As defined in section 6.2(b) hereof.

Loan Opening:  The date the first disbursement of the Loan is made to Borrower.

Loan Opening Date:  The date on which the Loan Opening occurs.

Loan Proceeds:  All amounts advanced as part of the Loans, whether advanced directly to Borrower or a third party at Borrower’s written direction or otherwise, in accordance with the terms of the Loan Documents.

Loan Rate:  As defined in each Note.

Maturity Date:  May 1, 2014 for each Loan.

Member:  The sole member of Borrower, CGI Healthcare Operating Partnership, L.P., a Delaware limited partnership.

Mortgage:  The Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated of even date herewith executed by Borrower in favor of Lender and recorded against the Premises.

Mortgage Loan:  The loan made by Lender to Borrower under this Agreement in the original principal amount of $2,400,000.00 further evidenced by the Mortgage Note.

Mortgage Note:  The promissory note dated of even date herewith, executed by the Borrower as maker and payable to the order of Lender, in the amount of $2,400,000.00.

Net Income: Shall mean, with respect to any period, the amount shown opposite the caption "Net Income" or a similar caption on the financial statements of the Premises.

Note; Notes: The CD Note and Promissory Note, and each of them separately and both of them collectively.

Obligations: Shall mean all of such Person’s liabilities, obligations and indebtedness to the Lender of any and every kind and nature, under any other agreement, document or instrument (including, without limitation, any Interest Rate Agreements and any guaranty to the Lender of another Person’s Obligations), whether heretofore, now or hereafter owing, arising, due or payable by or from such Person to the Lender, howsoever evidenced, created, incurred, acquired or owing, and whether joint, several, primary, secondary, direct, contingent, fixed or otherwise.

Operating Agreement:  The Operating Agreement of Borrower dated April 8, 2009, a true and complete copy of which has been provided to Lender.

Person: Shall mean any individual, corporation, partnership, association, limited liability company, limited partnership, limited liability partnership, joint-stock company, trust, unincorporated association, joint venture, court, governmental authority, or any other similar entity.

Permitted Exceptions:  Those special exceptions appearing on Schedule B of the Pro Forma Lender’s Policies attached to the Escrow Instructions of Lender issued by the Title Insurance Company to Lender contemporaneously with the execution and delivery of this Agreement.

State:  the State of Florida.

Tenant: Shall mean The Oaks Bradenton TRS, LLC, a Delaware limited liability company.

Tenant Debt Service Coverage Ratio: For any period, the quotient of the EBITDAR of the Tenant arising out of the Premises divided by the Debt Service of the Borrower. For purposes of calculating the EBITDAR of the Tenant, the greater of the actual management fee or 5.0% of Tenant revenues shall be used, regardless of actual management fees paid.

Tenant Rent Coverage Ratio:  The quotient of (a) Tenant’s EBITDAR divided by (b) the sum of rent paid by Tenant to Borrower under the Lease. For purposes of calculating the EBITDAR of the Tenant, the greater of the actual management fee or 5.0% of Tenant revenues shall be used, regardless of actual management fees paid.

Title Insurance Company:  First American Title Insurance Company.

1.2           Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.  Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower’s accountants.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties.  To induce Lender to execute and perform this Agreement, Borrower hereby represents, covenants and warrants to Lender as follows:

(a)            At the Loan Opening and at all times thereafter until the Loan is paid in full, Borrower will have good, merchantable and indefeasible fee simple title to the Land, subject only to the Permitted Exceptions (and including any exceptions as may be agreed to in writing by Lender in the future, such additional approved exceptions to be included in the definition of Permitted Exceptions);

(b)            Borrower is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and is qualified to conduct business in the State of Florida. Borrower has full power and authority to conduct its business as presently conducted, to enter into this Agreement and to perform all of its duties and obligations under this Agreement and under the Loan Documents; such execution and performance have been duly authorized by all necessary approvals.  Borrower has not been convicted of any felony and there are no proceedings or investigations being conducted involving criminal activities of Borrower;

(c)            This Agreement, the Note, the Mortgage, the other Loan Documents and any other documents and instruments required to be executed and delivered by Borrower in connection with this Loan, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms (except to the extent that enforceability may be affected or limited by applicable bankruptcy, insolvency and other similar debtor relief laws affecting the enforcement of creditors’ rights generally and general principles of equity); no basis presently exists for any claim against Lender under this Agreement, under the Loan Documents or with respect to the Loan; enforcement of this Agreement and the Loan Documents is subject to no defenses of any kind;

(d)            The execution, delivery and performance of this Agreement, the Note, the Loan Documents and any other documents or instruments to be executed and delivered by Borrower pursuant to this Agreement or in connection with this Loan and the occupancy and use of the Premises will not:  (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Borrower is a party or by which the Borrower may be bound in any material respect. Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party, the effect of which default will materially and adversely affect the performance by Borrower of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement;

(e)            No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or to the Borrower’s Knowledge threatened litigation or proceeding or basis therefor) exist which could adversely (i) affect the validity or priority of the liens and security interests granted Lender under the Loan Documents, (ii) materially and adversely affect the ability of Borrower to perform its obligations under the Loan Documents, (iii) constitute an Event of Default under any of the Loan Documents, or (iv) constitute such an Event of Default with the giving of notice or lapse of time, or both;

(f)             The Land and the present use and occupancy of the Premises does not and will not in any material respect violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, Environmental Laws, zoning, building, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not and to the Borrower’s Knowledge if a third-party is required to consent to the use and/or operation of the Premises under any covenants, conditions and restrictions of record or any other agreement, Tenant has obtained such approval from such party;

(g)            Except as otherwise disclosed in the Environmental Reports, to the Borrower’s Knowledge the Land has never been used, and the Premises has not been used, for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any Hazardous Materials except in the ordinary course of business and in compliance with all applicable Environmental Laws.  Except as otherwise disclosed in the Environmental Reports, to the Borrower’s Knowledge no Hazardous Materials exist now, and no Hazardous Materials will hereafter exist, on or under the Premises or in any surface waters or groundwaters on or under the Premises. Except as otherwise disclosed in the Environmental Reports, the Premises and its existing and, to Borrower’s Knowledge, prior uses have at all times complied with and will comply with all Environmental Laws, and Borrower has not violated, and will not violate, any Environmental Laws;

(h)            To the Borrower’s Knowledge, there are no facilities on the Premises which are subject to reporting under any State laws or Section 312 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11022), and federal regulations promulgated thereunder.  To the Borrower’s Knowledge, the Premises do not contain any underground storage tanks other than the existing underground propane storage tank;

(i)             All financial statements of Borrower and/or the Member of Borrower submitted by or on behalf of Borrower in connection with this Loan are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly present the respective financial conditions and results of operations of the entities which are their subjects and, to the Borrower’s Knowledge, all financial statements submitted by Tenant, are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly present the financial conditions and results of operations of Tenant;

(j)             This Agreement and all financial statements, budgets, schedules, opinions, certificates, confirmations, applications, affidavits, agreements, and other materials submitted by  or on behalf of Borrower to Lender in connection with or in furtherance of this Agreement fully and fairly state the matters with which they purport to deal in all material respects, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading;

(k)            All governmental permits and licenses required by applicable law to permit Tenant to occupy and operate the Premises are in full force and, to Borrower’s Knowledge, no groups, organizations or people are contesting the use of the Premises for the purposes authorized under such permits and licenses;

(l)             To the Borrower’s Knowledge, the storm and sanitary sewage disposal system, water system, drainage system and all mechanical systems of the Premises comply with all applicable laws, statutes, ordinances, rules and regulations, including, without limitation, all Environmental Laws. To Borrower’s Knowledge, the applicable environmental protection agency, pollution control board and/or other governmental agencies having jurisdiction of the Premises have, to the extent required, issued their permits for the use and operation of those systems, provided, however, that if such permits have not been issued as of the date hereof, then such permits will be issued promptly after the date hereof;

(m)           To the Borrower’s Knowledge, all utility, parking, access and other permits and easements required for the use of the Premises have been granted and issued; and

(n)            The Loan, including interest rate, fees and charges as contemplated hereby, is a business loan; the Loan is an exempted transaction under the Truth In Lending Act, 12 U.S.C. § 1601 et seq.; and the Loan does not, and when disbursed will not, violate the provisions of the usury laws of the State, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, Borrower or any property securing the Loan.

(o)            Borrower’s acquisition and the Tenant’s operation of the Premises has received approval by the appropriate regulatory and licensing authorities and agencies of the State of Florida including receipt by Tenant of all consents, approvals, licenses and certificates, without any conditions (unless otherwise approved by Lender), as may be necessary for the Tenant, as of the date of Loan Opening Date, (1) to lawfully operate the Premises as a thirty-six (36) unit assisted living facility.  Further, to Borrower’s Knowledge, except as previously disclosed to Lender in writing, there is no action pending or threatened to suspend or revoke the Premise’s license or provider agreements or to take any other punitive action with respect thereto or any material adverse condition or deficiency with respect to the physical condition or operation of the Premises under state and/or federal. regulatory or governmental agencies.

(p)            The copy of the Lease provided to Lender is a true and complete copy of the Lease with the Tenant for the Premises.

2.2           Continuation of Representations and Warranties.  The Borrower hereby covenants, warrants and agrees that the representations and warranties made in Section 2.1 hereof shall be and shall remain true and correct at the time of the Loan Opening and at all times thereafter so long as any part of the Loan shall remain outstanding, unless specifically stated otherwise herein with respect to a particular representation or warranty.

ARTICLE 3
THE LOAN

3.1           Agreement to Borrow and Lend.  Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower an amount not to exceed the Loan Amount on the terms of and subject to the conditions of this Agreement.

3.2           Payments of Principal and Interest. Commencing on June 1, 2009 and continuing through and including June 1, 2010 (“Conversion Date”), Borrower shall make monthly payments of accrued and unpaid interest only to the Lender in accordance with the terms and provisions of the Mortgage Note. Commencing on the Conversion Date and on the first business day of each month thereafter through and including the month in which the Maturity Date occurs, Borrower shall make monthly payments of principal and accrued and unpaid interest to the Lender in accordance with the terms and provisions of the Mortgage Note. No regularly scheduled payments of principal shall be due under the CD Note but the entire principal balance of the CD Note shall be due on the Maturity Date.

3.3           Interest. Interest on funds disbursed hereunder shall:

(a)            from the Loan Opening until the Maturity Date, accrue at the Loan Rate in accordance with the terms and provisions of each Note;

(b)            be computed upon advances of the Loan from and including the date of each advance by Lender to or for the account of Borrower (whether to an escrow or otherwise), on the basis of a three hundred sixty (360)-day year and the actual number of days elapsed in any portion of a month in which interest is due; and

(c)            be paid by Borrower to Lender together with principal payments in the manner set forth in each Note.

3.4           Maturity Date.  The entire principal balance of each Note then outstanding and all accrued and unpaid interest thereon shall be due, if not sooner paid, on the Maturity Date.

ARTICLE 4
LOAN DOCUMENTS

4.1           Loan Documents.  As a condition precedent to the Loan Opening, Borrower agrees that it will deliver the following Loan Documents to Lender at the Loan Opening, all of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)            The Promissory Note.

(b)            The CD Note.

(c)            The Mortgage.

(d)            Assignment of Rents and Leases.

(e)            The Environmental Indemnity Agreement.

(f)             The Guaranty.

(g)            A Subordination, Non-Disturbance and Attornment Agreement executed by Tenant.

(h)            A Tenant Estoppel Certificate executed by Tenant.

(i)             Other Loan Documents.  Such other documents and instruments as further security for the Loan as Lender may reasonably require.

4.2           Form of Loan Documents/Cross Default Provisions.  Each of the Loan Documents shall be in form and substance prescribed by Lender.  Without limiting the foregoing, each of the Loan Documents, where applicable, shall contain a provision stating that the occurrence of an Event of Default under this Agreement or the occurrence of an event of default under any of the other Loan Documents, in each case subject to any applicable notice and cure provisions, shall constitute an Event of Default under the Loan Document in question and each of the other Loan Documents.

ARTICLE 5
CONDITIONS TO LOAN OPENING

5.1           Conditions to Loan Opening.  As a condition precedent to the Loan Opening, Borrower shall furnish the following to Lender at the Loan Opening or at such time as is set forth below, all of which must be strictly satisfactory to Lender and Lender’s counsel in form, content and execution:

(a)            Title Insurance Policy.  An ALTA Loan policy of title insurance issued by the Title Insurance Company to Lender in the amount of the Notes, insuring the Mortgage to be a valid first lien upon the fee title to the Premises subject only to the Permitted Exceptions and containing such endorsements as Lender shall reasonably require (“Title Insurance Policy”).

(b)            Insurance Policies.  Until the Loans are paid in full, Borrower shall maintain, or cause Tenant to maintain, the insurance coverages and limits consistent with the coverages and limits in the Certificates of Insurance attached hereto as Exhibit B, or such other coverages or limits reasonably acceptable to Lender.  All insurance shall be in form, content and amounts reasonably approved by Lender and written by an insurance company or companies licensed to do business in the State and domiciled in the United States or a governmental agency or instrumentality approved by Lender. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of Lender, permitting Lender to collect any and all proceeds payable thereunder and shall, to the extent practicable, include a 30 day (except for nonpayment of premium, in which case, a 10 day) notice of cancellation clause in favor of Lender.

(c)            Environmental Report.  A written report (“Environmental Consultant Report”) prepared at Borrower’s sole cost and expense by an independent professional environmental consultant approved by Lender in its sole and absolute discretion. The Environmental Consultant Report shall be subject to Lender’s approval in its sole and absolute discretion. If the Environmental Consultant Report reveals contamination or conditions warranting further investigation, Lender may require, in its sole and absolute discretion, a written report (also referred to herein as the “Environmental Consultant Report”) based on additional testing and investigation in order to define the source and extent of the contamination, as well as to provide relevant detailed information on the area’s geological and hydrogeological conditions. Any additional Environmental Consultant Report prepared pursuant to this requirement shall be subject to Lender’s approval, in its sole and absolute discretion.

(d)            Appraisal.  An appraisal (“Appraisal”) satisfactory and addressed to Lender prepared in accordance with FIRREA by a certified or licensed appraiser who is approved by Lender, of which Appraisal Lender hereby confirms receipt and the cost of which shall be borne by Borrower. The Appraisal must show a loan to as is value ratio of not more than seventy-five (75%) percent.

(e)            Documents of Record.  Copies of all covenants, conditions, restrictions, easements and matters of record which affect the Premises.

(f)             Searches.  A report from the Title Insurance Company or the appropriate filing officers of the state and county in which the Land is located, indicating that no judgments, tax or other liens, security interests, leases of personalty, financing statements or other encumbrances (other than Permitted Exceptions and liens and security interests in favor of Lender) are of record or on file encumbering any portion of the Land, and that there are no judgments, tax liens, pending litigation or bankruptcy actions outstanding with respect to Borrower.

(g)            Organizational Documents.  Borrower shall deliver a current set of all documents with respect to the formation and governance of Borrower and its Member and, as applicable the current good standing of Borrower in each state and jurisdiction in which it is organized and in which it is required to be registered to conduct business under applicable laws.

(h)            Deposits.  Borrower shall have opened the CD with Lender in an amount not less than $360,000.00.

(i)             Borrower’s Attorney’s Opinion.  An opinion of Borrower’s counsel in form and substance acceptable to Lender.

(j)             Regulatory and Licensing Approvals.  Borrower and Tenant shall have obtained all licensing regulatory approvals described in Paragraph 2.1(o) hereof and there shall exist no ban on reimbursement of new admissions and no licensing, regulatory issues or sanctions in place by any state or federal agency having jurisdiction over the Premises or the operations thereof that in Lender’s reasonable discretion would have a material adverse impact on operations of the Tenant or the value of Lender’s collateral for the Loan.

(k)            Lease. Borrower shall have entered into the Lease with the Tenant for the Premises, which shall have a term that expires no sooner than the Maturity Date or any extensions thereof, and shall contain no other terms unacceptable to Lender in its reasonable discretion.

(l)             Acquisition Closing.  Contemporaneous with the Loan Opening, Borrower shall have closed under the terms of its Purchase and Sale Agreement dated February 26, 2009,  with the existing owners/seller of the Premises, using the proceeds of the Loan for such acquisition.

(m)           Additional Documents.  Such other papers and documents regarding Borrower or the Premises as Lender may require and the satisfaction of all items set forth on that certain Closing Agenda prepared by Lender and updated contemporaneously with this Agreement.

5.2           Fees and Expenses. Borrower shall have paid the Commitment Fee and shall have paid all fees and expenses of Lender, including fees for attorneys, appraisals, environmental studies, UCC searches and other third party costs, in connection with the Loans.

5.3           Termination of Agreement.  Borrower agrees that all conditions precedent to the Loan Opening will be complied with on or prior to the Loan Opening Date. If all of the conditions precedent to the Loan Opening hereunder shall not have been performed on or before the Loan Opening Date, Lender, at its option at any time thereafter and prior to the Loan Opening, may terminate this Agreement and all of its obligations hereunder by giving a written notice of termination to Borrower. In the event of such termination, Borrower shall pay all Loan Expenses (as hereinafter defined) which have accrued or been charged as of the Loan Opening Date.

ARTICLE 6
DISBURSEMENTS

6.1           Conditions Precedent to Disbursement of Loan Proceeds.  The disbursement of Loan Proceeds shall not be made by Lender to Borrower unless:

(a)            all conditions precedent to that disbursement have been satisfied, including, without limitation, performance of all of the then pending obligations of Borrower under this Agreement and the Loan Documents;

(b)            no Event of Default has occurred under this Agreement or under any Loan Document, and no event, circumstance or condition has occurred or exists which, with the passage of time or the giving of notice, would constitute a Event of Default under this Agreement or under the Loan Documents;

(c)            no litigation or proceedings are pending or, to the Borrower’s Knowledge, threatened (including proceedings under Title 11 of the United States Code) against Borrower or the Premises, which litigation or proceedings, in the sole and exclusive judgment of Lender, is material; and

(d)            all representations and warranties made by Borrower to Lender herein and otherwise in connection with this Loan continue to be accurate in all material respects.

6.2           Loan Disbursement.  Subject to the satisfaction of the terms and conditions herein contained, the Loan Proceeds shall be disbursed as follows:

(a)            The Loan Opening shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties prior to the Loan Opening have been satisfied or performed. At the Loan Opening, Lender shall disburse funds necessary to pay any Loan Expenses then due.

(b)            Borrower hereby requests and authorizes Lender to make advances directly to itself for payment and reimbursement of all interest, charges, costs and expenses incurred by Lender in connection with the Loan, including, but not limited to, (i) interest due on the Loan and any points, loan fees, service charges, commitment fees or other fees due to Lender in connection with the Loan; (ii) all title examination, survey, escrow, filing, search, recording and registration fees and charges; (iii) all fees and disbursements of appraisers, architects,  engineers and consultants engaged by Borrower and Lender, including the fees and disbursements of the Lender’s insurance consultant; (iv) all documentary  stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (v) all appraisal fees; (vi) all title, casualty, liability, payment, performance or other insurance or bond premiums; (vii) all reasonable fees and disbursements of legal counsel engaged by Lender in connection with the Loan, including, without limitation, counsel engaged in connection with the enforcement or administration of this Agreement or any of the Loan Documents; and (viii) any amounts required to be paid by Borrower under this Agreement, the Mortgage or any Loan Document after the occurrence of an Event of Default (all of which are herein referred to as “Loan Expenses”).

(c)            Borrower acknowledges that the Commitment Fee shall have been earned by Lender whether or not all or any portion of the Loan shall have been disbursed, and shall be due and payable in full to Lender on the Loan Opening Date.

ARTICLE 7
FURTHER AGREEMENTS AND COVENANTS OF BORROWER

7.1           Fixtures and Personal Property.  Except for a security interest granted to Lender and except for Permitted Encumbrances (including rights granted to Tenant under the Lease), Borrower agrees that all of the personal property, fixtures, attachments, furnishings and equipment owned by Borrower and delivered in connection with the operation of the Premises will be kept free and clear of all chattel mortgages, vendor’s liens, and all other liens, claims, encumbrances and security interests whatsoever, and that Borrower will be the absolute owner of said personal property, fixtures, attachments and equipment. Borrower, on request, will furnish Lender with satisfactory evidence of such ownership, and of the terms of purchase and payment therefor.

7.2           Furnishing Information.  Borrower will:

(a)            cooperate with Lender in arranging for inspections of the Premises by representatives of Lender from time to time;

(b)            furnish to Lender copies (in such numbers as Lender shall reasonably request) of the following:

(i)             as soon as available but not later than forty-five (45) days after the end of each calendar quarter, a financial statement for Borrower, which shall include, without limitation, an income statement for Borrower during such period, a statement of cash flows during such period and a balance sheet for Borrower as at the close of each such period, internally prepared by Borrower in accordance with GAAP;

(ii)            as soon as available but not later than forty-five (45) days after the end of each calendar quarter, a financial statement for Tenant, which shall include, without limitation, an income statement for the Tenant during such period, a statement of cash flows during such period and a balance sheet for the Tenant as at the close of each such period, internally prepared by the Tenant in accordance with GAAP;

(iii)           as soon as available but not later than forty-five (45) days after the end of each calendar quarter, a covenant compliance certificate for Borrower, executed by an officer of Borrower and certifying compliance with the financial covenants made by Borrower under this Agreement (or with respect to any financial covenants with which the Borrower was not in full compliance, identifying such covenant(s));

(iv)           as soon as available but not later than one hundred twenty (120) days after each calendar year, the annual consolidated audited financial statements of Cornerstone Growth & Income REIT, Inc., the parent company of Borrower, comprised of a statement of revenues and a balance sheet, as of and at the end of such twelve (12) month period, prepared in accordance with GAAP by an independent auditor of recognized standing, selected by the Borrower and reasonably acceptable to Lender;

(v)            as soon as available but not later than forty-five (45) days after the end of each of its fiscal years, the annual company prepared financial statements of the Borrower, comprised of a statement of revenues and a balance sheet, as of and at the end of such year, prepared in accordance with GAAP; and

(vi)           within five (5) business days after the date that each installment of real estate taxes on the Premises become delinquent, a copy of such real estate tax bill together with evidence acceptable to Lender that such installment has been timely paid in full.

(c)            promptly notify Lender of any condition or event which constitutes (or which, with the giving of notice or lapse of time, or both, would constitute) an Event of Default, and of any material adverse change in the financial condition of Borrower or, to Borrower’s Knowledge, the Tenant;

(d)            permit Lender or any of its agents or representatives to have reasonable access to and to examine all books and records of Borrower regarding the Premises at any time or times hereafter during business hours;

(e)            except to the extent prohibited by any applicable law or regulation, permit Lender to copy and make abstracts from any and all of said books and records of Borrower, except where such books and records are in the form of electronic files or database files, in which case Borrower shall deliver copies thereof to Lender in such format as Lender reasonably requests; and

(f)             maintain a standard and modern system of accounting in accordance with GAAP.

7.3           Compliance with Covenants; Prohibition Against Additional Recordings.  Borrower will comply with all recorded or other covenants affecting the Premises. Borrower will not record or permit to be recorded any document, instrument, agreement or other writing against the Land without the prior written consent of Lender.

7.4           Deposits; Operating Accounts .  Until the Notes are paid in full, Borrower shall maintain the CD with Lender in an amount of not less than $360,000.00.

7.5           Further Assurance.  Borrower, on request of Lender, from time to time, will execute and deliver such documents as may be necessary to perfect and maintain perfected as valid liens upon the Premises the liens granted to Lender pursuant to this Agreement, and to fully consummate the transactions contemplated by this Agreement.

7.6           No Additional Indebtedness. The Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness except as shown on the most recent financial statements of Borrower delivered to Lender in connection with this Agreement except for routine trade debt incurred in the ordinary course of Borrower’s business.

7.7           Debt Service Coverage Ratio (“DSCR”) for Borrower.  Borrower covenants that commencing with the first full fiscal quarter ending September 30, 2009 and for each calendar quarter ending thereafter until the Loans are paid in full, the DSCR for the Borrower shall not be less than 1.35 to 1.00 as of the end of such quarter, as calculated and tested by Lender on a quarterly basis based upon the financial statements required to be provided by Borrower under this Agreement.

7.8           Fixed Charge Coverage Ratio .  Borrower covenants that, commencing with the quarter ending June 30, 2009 and for each calendar quarter ending thereafter until June 30, 2010, Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.10:1.00, as calculated and tested by Lender on a quarterly basis based upon the financial statements required to be provided by Borrower pursuant to this Agreement, and, for the trailing twelve month period ending June 30, 2010, and for the trailing twelve month period ending as of each fiscal quarter thereafter until the Loans are paid in full, Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.10: 1.00, as calculated and tested by Lender on a trailing twelve month basis based upon the financial statements required to be provided by Borrower pursuant to this Agreement.

7.9           Property Management .  Prior to the Loan Opening Date, Borrower shall enter into a contract (“Management Contract”) with an affiliate of Legend Senior Living, LLC (the “Property Manager”) to manage the Premises and deliver a copy of such contract to Lender.  Borrower covenants that until the Loan is paid in full,  Borrower will not make any change to the Property Manager without Lender’s consent and shall not make any material change to the Management Contract without Lender’s consent.

7.10         Change of Ownership .  Borrower covenants that except with Lender’s consent, until the Loan is paid in full, there shall be no change of control of Borrower or the Member of Borrower. For the purpose hereof, the term “control” shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Borrower and/or the Member of Borrower by contract or voting of securities or ownership interests.

7.11         No Material Change of Lease Terms .  Borrower covenants that until the Loan is paid in full, Borrower shall not make any Material Change (as defined hereafter) in the terms of the Lease for the Premises without Lender’s consent.  “Material Change” shall mean such things as a change in the Tenant or a change of control (as defined in Section 7.10 above) thereof, an extension or reduction (including acceleration) of the term of the Lease, or any other event that would, in the reasonable discretion of Lender, adversely affect the repayment of the Loan or any the collateral for the Loan. No Lease for the Premises shall terminate or be terminated prior to the Maturity Date.

7.12         Real Estate Taxes.  Borrower covenants that until the Loan is paid in full, Borrower shall submit, on a semi-annual basis, evidence of paid real estate taxes for the Premises.

7.13         No Additional Indebtedness . Other than the Loan and Indebtedness appearing on the most recent financial statements of Borrower provided to Lender prior to the execution of this Agreement and for trade debt incurred in the ordinary course of business, Borrower shall not incur any other Indebtedness without the prior written consent of Lender.

7.14         No Change to Facility . At all times until the Loan is paid in full (a) the Premises shall be operated by Tenant as an assisted living facility, (b) there shall be no action pending or threatened to suspend or revoke the Tenant’s license or provider agreements or to take any other punitive action with respect thereto or any material adverse condition or deficiency with respect to the physical condition or operation of the Premises under applicable state or federal regulatory or governmental agencies.

7.15         LTV Ratio. The loan to as is value ratio for the Premises in the aggregateshall at no time be greater  than 75%.

ARTICLE 8
CASUALTIES AND CONDEMNATION

8.1           Application of Insurance Proceeds and Condemnation Awards.  The proceeds of any insurance policies collected or claims as a result of any loss or damage to any portion of the Premises resulting from fire, vandalism, malicious mischief or any other casualty or physical harm and any awards, judgments or claims resulting from the exercise of the power of condemnation or eminent domain shall be applied to reduce the outstanding balance of the Loan or to rebuild and restore the Premises, to the extent provided in the Mortgage. Borrower shall not settle and adjust any claims under policies of insurance without Lender’s prior written consent, except as provided in the Mortgage.

ARTICLE 9
ASSIGNMENTS, SALE AND ENCUMBRANCES

9.1           Lender’s Right to Assign.  Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder, including the Note, Mortgage, and other Loan Documents to any bank, participant, financial institution, or any other person or entity and in case of such assignment, Borrower will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such bank, participant, financial institution or any other person or entity with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

9.2           Prohibition of Assignments and Encumbrances by Borrower. Borrower, without the prior written consent of Lender, shall not create, effect, consent to, attempt, contract for, agree to make, suffer or permit any Prohibited Transfer (as defined in the Mortgage).

ARTICLE 10
EVENTS OF DEFAULT BY BORROWER

10.1         Event of Default Defined.  The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein, and any Event of Default which may occur hereunder shall constitute an Event of Default under each of the other Loan Documents:

(a)            Borrower fails to pay (i) any installment of principal or interest payable pursuant to either Note when due, or (ii) any other amount payable to Lender under either Note, this Agreement or any of the other Loan Documents within five (5) days of the date when any such payment is due in accordance with the terms hereof or thereof;

(b)            Borrower fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower under the Notes, this Agreement or any of the other Loan Documents (excluding any other Event of Default); provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents and the value of the Premises, and the ability of Borrower to otherwise perform its obligations under this Agreement and the Loan Documents are not impaired, threatened or jeopardized (collectively, the “Cure Criteria”), then Borrower shall have a period (“Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period;

(c)            The existence of any inaccuracy or untruth in any material respect in any representation or warranty contained in this Agreement or any of the other Loan Documents or of any statement or certification as to facts delivered to Lender by Borrower;

(d)            The occurrence of a Prohibited Transfer (as defined in the Mortgage);

(e)            The existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of Borrower which in any way relates to or affects this Loan or the Premises;

(f)             Borrower (i) files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of Borrower or of all or any substantial part of the property of Borrower, Guarantor or any of the Premises; or all or a substantial part of the assets of Borrower are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within thirty (30) days;

(g)            The commencement of any involuntary petition in bankruptcy against Borrower or the institution against Borrower of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Borrower, which shall remain undismissed or undischarged for a period of ninety (90) days;

(h)            The dissolution or termination of Borrower;

(i)             The occurrence of an “Event of Default” under either Note or any of the other Loan Documents, subject to any applicable notice and cure provisions contained therein;

(j)             The occurrence of any of the matters set forth in subparagraphs (f), (g) and (h) above with respect to the Member or manager of Borrower or Guarantor;

(k)            If, commencing with the quarter ending September 30, 2009, the Tenant Debt Service Coverage Ratio for the Premises is less than 1.40 to 1.00 as of the end of such quarter or any calendar quarter thereafter until the Loans are paid in full, as calculated and tested by Lender based upon the financial statements required to be provided by Borrower under this Agreement; or

(l)             If, commencing with the calendar quarter ending September 30, 2009, the Tenant Rent Coverage Ratio for the Premises is less than 1.00:1.00 as of the end of such quarter or any calendar quarter thereafter until the Loans are paid in full, as calculated and tested by Lender based upon the financial statements required to be provided by Borrower under this Agreement.

ARTICLE 11
LENDER’S REMEDIES UPON EVENT OF DEFAULT

11.1         Remedies Conferred upon Lender.  Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Note, the Mortgage and the other Loan Documents may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

(a)            Take possession of the Premises and do anything required, necessary or advisable in Lender’s sole judgment to fulfill the obligations of Borrower hereunder. Without restricting the generality of the foregoing and for the purposes aforesaid, to the extent permitted by law, Borrower hereby appoints and constitutes Lender as Borrower’s lawful attorney-in-fact with full power of substitution in the premises to perform the following actions:

(i)
without inquiring into and without respect to the validity thereof, to pay, settle or compromise all existing bills and claims which may be liens, or to avoid such bills and claims becoming liens, against the Premises or any portion of the Premises or as may be necessary or desirable for the completion of the construction and equipping of the Premises or for the clearance of title to the Premises;

(ii)	to prosecute and defend actions or proceedings in connection with the Premises;

(iii)
to do any and every act which Borrower might do in its own behalf with respect to the Premises, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)            Declare each Note to be due and payable forthwith, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived;

(c)            In addition to any rights of setoff that Lender may have under applicable law, Lender, without notice of any kind to Borrower, may appropriate and apply to the payment of the Note or of any sums due under this Agreement any and all balances, deposits, credits, accounts, certificates of deposit, instruments or money of Borrower then or thereafter in the possession of Lender; and

(d)            Exercise or pursue any other remedy or cause of action permitted at law or in equity or under this Agreement or any other Loan Document, including, but not limited to, foreclosure of the Mortgage and enforcement of all Loan Documents.

11.2         Right of Lender to Make Advances to Cure Event of Defaults; Obligatory Advances.  Upon the occurrence of an Event of Default, Lender may (but shall not be required to) perform any of such covenants and agreements, and any amounts expended by Lender in so doing, and any amounts expended by Lender pursuant to Section 11.1 hereof and any amounts advanced by Lender pursuant to this Agreement shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom said funds are disbursed.

11.3         Attorneys’ Fees.  Borrower will pay Lender’s reasonable attorneys’ fees and costs in connection with the negotiation, preparation, administration and enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel for advice or other representation with respect to any matter concerning  this Agreement, the Premises or the Loan Documents or to protect, collect, lease, sell, take possession of, or liquidate any of the Premises, or to attempt to enforce or protect any security interest or lien or other right in any of the Premises or under any of the Loan Documents, or to enforce any rights of Lender or obligations of Borrower or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to Lender in furtherance hereof, then in any such event, all of the attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute an additional indebtedness owing by Borrower to Lender payable on demand and evidenced and secured by the Loan Documents.

11.4         No Waiver.  No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided at law or in equity. No notice to or demand on Borrower in any case, in itself, shall entitle Borrower  to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

11.5         Default Rate.  From and after the date of any Event of Default until the date on which such Event of Default is cured, interest on funds outstanding hereunder shall accrue at the Default Rate and be payable on demand. The failure of Lender to charge interest at the Default Rate shall not be evidence of the absence of an Event of Default or waiver of an Event of Default by Lender.

ARTICLE 12
MISCELLANEOUS

12.1         Time is of the Essence.  Borrower agrees that time is of the essence in all of their covenants under this Agreement.

12.2         Lender’s Determination of Facts.  Lender at all times shall be free to establish independently to its satisfaction and in its sole and absolute discretion the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement; provided, however, that Lender shall at all times act in a commercially reasonable manner.

12.3         Prior Agreements.  This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto and shall supersede all prior negotiations, representations or agreements pertaining thereto, either oral or written. This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement.

12.4         Disclaimer by Lender.  Lender shall not be liable to any supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Premises. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or against the Premises. Borrower is not or shall not be an agent of Lender for any purposes, and Lender is not a venture partner with Borrower in any manner whatsoever. Lender shall not be deemed to be in privity of contract with any provider of services on or to the Premises, nor shall any payment of funds directly to a provider of services be deemed to create any third party beneficiary status or recognition of same by Lender unless and until Lender expressly assumes such status in writing. No supplier, laborer, architect, engineer or other party shall be deemed to be a third party beneficiary of this Agreement or any of the Loan Documents. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

12.5         Indemnification.  To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses on account of any matter or thing or action or failure to act by Lender, whether or not in litigation, arising out of this Agreement or in connection herewith unless such suit, claim or damage is caused solely by any act, omission or willful malfeasance of Lender, its directors, officers, agents and authorized employees. This indemnity is not intended to excuse Lender from performing hereunder. This obligation on the part of Borrower shall survive the closing of the Loan, the repayment thereof, and any cancellation of this Agreement. Borrower shall pay, and hold Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby. Lender hereby represents that it has not employed a broker or other finder in connection with the Loan.

12.6         Captions.  The captions and headings of various Articles and Sections of this Agreement and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

12.7         Inconsistent Terms and Partial Invalidity.  In the event of any inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, Lender may elect which terms shall govern and prevail. If any provision of this Agreement, or any paragraph, sentence, clause, phrase or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.

12.8         Gender and Number.  Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

12.9         Notices.  Any notices, communications and waivers under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

To Lender:	The Private Bank
120 South LaSalle Street
Suite 400
Chicago, Illinois  60603
Attn: Commercial Loan Department

With copy to:	Meltzer Purtill & Stelle LLC
1515 E. Woodfield Road, 2nd floor
Schaumburg, Illinois  60173
Attn:  Michael J. Wolfe, Esq.

To Borrower:	The Oaks Bradenton, LLC
c/o Cornerstone Real Estate Funds
1920 Main Street, Suite 400
Irvine, California 92614
Attn: Sharon Kaiser

with a copy to:	Foley & Lardner LLP
111 N. Orange Ave., Ste. 1800
Orlando, Florida  32801
Attn: Michael A. Okaty, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Paragraph shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

12.10       Effect of Agreement.  The submission of this Agreement and the Loan Documents to Borrower for examination does not constitute a commitment or an offer by Lender to make a commitment to lend money to Borrower; this Agreement shall become effective only upon execution and delivery hereof by Lender to Borrower.

12.11       Governing Law.  This Agreement has been negotiated, executed and delivered at Chicago, Illinois, and shall be construed and enforced in accordance with the laws of the State of Illinois, without reference to the choice of law or conflicts of law principles of the State.

12.12       Consent to Jurisdiction.  TO INDUCE LENDER TO ACCEPT THE NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS AND/OR MANATEE COUNTY FLORIDA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS AND/OR MANATEE COUNTY FLORIDA, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

12.13       Waiver of Jury Trial.  BORROWER AND LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

12.14      Counterparts .  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.   Electronic records of executed Loan Documents maintained by the Bank shall be deemed to be originals thereof.

12.15      Patriot Act .  As required by the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), the Lender hereby notifies Borrower that pursuant to the requirements of the Act, and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.

12.16      Compliance with Certain Additional Regulatory Restrictions .  Borrower shall ensure that no person who owns a controlling interest in or otherwise controls Borrower is or shall be (a) listed on the Specialty Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (b) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders.  Borrower shall comply with all applicable Bank Secrecy Act and anti-money laundering laws and regulations.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the date first above written.

THE OAKS BRADENTON, LLC, a Delaware limited liability company

By:	CGI Healthcare Operating Partnership, L.P., its sole member

	By:	Cornerstone Growth & Income Operating Partnership, L.P., its sole general partner

		By:	Cornerstone Growth & Income REIT, Inc., its sole general partner

By:
Name:
Its:

THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking association

By:
Name:
Its:

EXHIBIT A

(Windsor Oaks located at 2614 43rd Street West, Bradenton, Florida 34209)

LEGAL DESCRIPTION

LOT 1 AND 2, COLONY PARK ESTATES AS PER PLAT THEREOF RECORDED IN PLAT BOOK 13, PAGE 15, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA, LESS THAT PART OF LOT 2 DESCRIBED AS FOLLOWS: BEGIN AS THE NORTHWEST CORNER OF LOT 2, COLONY PARK ESTATES AS PER PLAT THEREOF RECORDED IN PLAT BOOK 13, PAGE 15, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA; THENCE S00°03’W ALONG THE WEST LINE OF SAID LOT 90 FEET; THEN N25°07’22”E TO A POINT ON THE NORTHERLY LINE OF SAID LOT; THENCE N82°25’20”W ALONG THE NORTH LINE 40 FEET TO THE POINT OF BEGINNING.

ALSO DESCRIBED AS FOLLOWS:

Lot 1 and a portion of Lot 2, Colony Park Estates, Plat Book 13, page 15 of the public records of Manatee County, Florida, being more particularly described as follows:

BEGIN at a concrete monument marking the southeast corner of said Lot 1, said point lying on the westerly right-of-way line of 43rd Street West (75 foot right-of-way); thence North 89°26’02” West a distance of 298.80 feet to a rebar marking the southwest corner of said Lot 1; thence North 00°03’00” East along the west lines of said Lot 1 and Lot 2 a distance of 297.83 feet to a rebar; thence North 24°41’51” East a distance of 95.84 feet to the north Lot 2; thence South 86°18’09” East along said north line a distance of 37.05 feet to the northwest corner of Lot 3 of said Colony Park Estates; thence South 33°08’03” East a distance of 149.83 feet to a concrete monument marking the southwest corner of said Lot 3; thence South 89°58’30” East 139.99 feet to a concrete monument marking the southeast corner of said Lot 3, said point lying on the aforesaid westerly right-of-way line of 43rd Street West; thence South 00°05’00” West a distance of 259.94 feet to the POINT OF BEGINNING.

EXHIBIT B

INSURANCE COVERAGE REQUIREMENTS

INSURANCE REQUIREMENTS

GENERAL INFORMATION

All insurance policies referred to herein shall be in form and substance acceptable to The PrivateBank and Trust Company (“Lender”).

Lender must receive evidence/certificates of insurance prior to closing the Loans.  Original policies must be provided to Lender as soon as they are available from insurers.  Certified copies should be available within sixty (60) to ninety (90) days.

Proof of coverage must be on an ACORD 28 - EVIDENCE OF PROPERTY INSURANCE form. Liability insurance must be written on ACORD 25S or its equivalent.  NOTE:  Please remove any “endeavor to” and “but failure to mail such notice shall impose…representatives” language as it relates to notices.  Initials by an authorized representative should appear next to any deletions on the certificates.

All property policies shall contain a standard mortgage clause in favor of Lender and shall provide for a thirty (30) day written notice to Lender of any material change or cancellation. Certificates with disclaimers will NOT be accepted.

The Mortgagor must be the named insured.
Property certificates must show Lender as First Mortgagee and Lender Loss Payee as follows:

The Private Bank and Trust Company
120 South LaSalle Street Chicago, Illinois 60603
Attn: Amy K. Hallberg

(Lender may be shown as “Mortgagee and Lender Loss Payee As Their Interests May Appear” until the insurance agent receives release of interest from the prior lender.  At that time, the insurance policies will need to be endorsed to show Lender as First Mortgagee and Lender Loss Payee).

The insured property must be identified as 2614 43rd Street West, Bradenton, Florida 34209 (or as more specifically described).

All insurance companies must have a Policy Rating of no less than “A” and a Financial Rating of “VIII” from AM Best’s Rating Guide.

The insurance documentation must be signed by an authorized representative of the Insurer.